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                                                                      EXHIBIT 11

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
               FOR THREE AND NINE MONTHS ENDED DECEMBER 31, 1999

                                                                   FOR THE THREE MONTH PERIOD
                                                             --------------------------------------
                                                             DECEMBER 31, 1999    DECEMBER 31, 1998
                                                             -----------------    -----------------
Net income.................................................     $  549,219           $(5,723,383)
Weighted average shares outstanding........................      2,229,392             2,208,432
Earning (loss) per shares outstanding......................     $     0.25           $     (2.59)

                                                                   FOR THE NINE-MONTH PERIOD
                                                             --------------------------------------
                                                             DECEMBER 31, 1999    DECEMBER 31, 1998
                                                             -----------------    -----------------
Net income.................................................     $2,010,781           $(5,212,018)
Weighted average shares outstanding........................      2,223,664             2,203,690
Earning (loss) per shares outstanding......................     $     0.90           $     (2.37)